Exhibit 99.1

Agenus Announces Lead Product Candidate Selection in its Collaboration with Merck

Received First Milestone Payment of $2 Million

LEXINGTON, Mass.--(BUSINESS WIRE)--June 9, 2016--Agenus Inc. (NASDAQ: AGEN), an immuno-oncology company developing antibodies including checkpoint inhibitors and other checkpoint modulators (CPMs) and cancer vaccines, today announced the selection of a lead product candidate under its license and research collaboration with Merck. Merck, known as MSD outside the United States and Canada, has selected a lead antibody candidate and several backup antibodies, discovered by Agenus, to an undisclosed Merck checkpoint target. Based on this milestone and under the terms of the agreement, Agenus received a $2 million milestone payment from Merck.

As previously announced, Merck will be responsible for all future product development expenses for the selected antibody candidate and Agenus is eligible to receive up to $100 million in milestone payments, as well as royalties on worldwide product sales.

“We are pleased that in collaboration with Merck scientists, our research team has successfully identified antibody candidates to advance into preclinical studies,” said Garo H. Armen, Ph.D., Chairman and CEO of Agenus. “This is an important validation of our discovery platform and expertise and adds to our successes in discovering antibodies for a broad range of targets, including challenging ones.”

“Our integrated monoclonal antibody discovery platforms have successfully identified unique antibodies for a wide range of therapeutic targets,” said Robert B. Stein, M.D., Ph.D., Agenus’ President, Research & Development. “This discovery engine provides Agenus the opportunity to bring innovative single-agent and combination immuno-oncology therapies to patients whose cancers are not adequately treated with current approaches.”

About Agenus

Agenus is an immuno-oncology company focused on the discovery and development of revolutionary new treatments that engage the body’s immune system to benefit patients suffering from cancer. By combining multiple powerful platforms, Agenus has established a highly integrated approach for the discovery, development and manufacture of monoclonal antibodies that modulate targets of interest. In addition, the Company’s cancer vaccine program includes three proprietary platforms focused on individualized and off-the-shelf vaccines uniquely designed for each patient. Agenus’ broad portfolio of novel checkpoint and other immuno-modulatory monoclonal antibodies, vaccines and adjuvants, work in combination to provide the opportunity to create best-in-class therapeutic regimens. The Company has formed collaborations with Merck and Incyte to discover and develop multiple checkpoint antibodies. For more information, please visit www.agenusbio.com; information that may be important to investors will be routinely posted on our website.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding development and clinical trial plans for both Agenus and Merck and potential milestone and royalty payments. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the factors described under the Risk Factors section of our most recent Quarterly Report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this press release, and Agenus undertakes no obligation to update or revise the statements, other than to the extent required by law. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

CONTACT:
Agenus Inc.
Michelle Linn, 781-674-4541
michelle.linn@agenusbio.com
or
Media:
BMC Communications
Brad Miles, 646-513-3125
bmiles@bmccommunications.com